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                          EXHIBIT 10.29
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                         OPTION AGREEMENT


     THIS OPTION AGREEMENT ("Agreement") is made and entered into as of the 22nd day of November, 1995 by and among INLAND RESOURCES INC. ("Inland") and INLAND PRODUCTION COMPANY, a wholly-owned subsidiary of Inland (Inland and Inland Production Company are sometimes referred to herein individually and collectively as "Inland"), and RANDALL D. SMITH ("Smith").
     WHEREAS, Smith and Inland are parties to that certain Farmout Agreement dated effective July 1, 1995 (the "Farmout Agreement"); and
     WHEREAS, Smith desires to grant an option (the "Option") to Inland to allow Inland to purchase from Smith all of Smith's right, title and interest in and to the Earned Drillsites (as defined in the Farmout Agreement) and the leases related to such Earned Drillsites (the Earned Drillsites and such related leases are hereinafter referred to collectively as the "Reacquired Leases"), upon the terms and conditions hereinafter set forth; and
     WHEREAS, Inland desires to acquire the Option from Smith upon the terms and conditions hereinafter set forth; and
     WHEREAS, Inland agrees to grant to Smith, as consideration for the receipt of the Option, a warrant in the form of the Warrant Certificate attached hereto as Exhibit "A" and incorporated herein by this reference, pursuant to which Smith may acquire shares of the common stock, $0.001 par value (the "Common Stock"), of Inland on the terms and conditions hereinafter set forth, in the event Inland does not exercise the Option pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Smith and Inland, the parties hereto agree as follows:
     1. Option Exercise Date. For the period commencing at 12:01 a.m. and ending at 6:00 p.m. Denver time on March 10, 1997 (the "Option Exercise Date"), Inland shall have the right to purchase the Reacquired Leases from Smith for the "Purchase Price" defined below by delivering written notice (by facsimile transmission, hand delivery or certified mail, return receipt requested) to Smith of Inland's intention to exercise the Option. The Option shall not be exercisable in part and shall be exercised for all of the Reacquired Leases.

     2. Purchase Price. The Purchase Price for the Reacquired Leases shall be that number of shares of Inland's Common Stock, valued at a price of $0.50 per share, which shall, based upon such valuation, equal the amount that would cause Smith to achieve "Payout" (as defined in the Farmout Agreement) with respect to the Reacquired Leases as of the Option Exercise Date.

     3. Closing of Purchase of Reacquired Leases and Delivery of Shares. Upon delivery of the notice of Option exercise by Inland to Smith, the Closing (herein so called) of the purchase of the Reacquired Leases shall occur at the offices of Inland within three (3) business days, at which Closing Smith shall execute such documents and instruments necessary to reconvey to Inland all of Smith's right, title and interest in the Reacquired Leases, being the same interest acquired from Inland under the terms of the Farmout Agreement, free and clear of all liens and encumbrances and without reservation of overriding royalty, and Inland shall deliver to Smith the number of shares of its Common Stock required to be delivered as the Purchase Price.

     4. Smith's Option to Exercise Warrants Upon Failure of Inland to Exercise Option. If Inland has failed to timely exercise its Option, then at any time prior to 6:00 p.m. Denver time on the third (3rd) business day following the Option Exercise Date, Smith may deliver written notice (by facsimile, hand delivery or certified mail, return receipt requested) to Inland notifying Inland that Smith elects to exercise all or any portion of Smith's warrants granted under the Warrant Certificate. Smith shall only have the right to exercise such warrants if Inland fails to timely exercise the Option pursuant to this Agreement. Smith shall be entitled to exercise the Warrant Certificate with respect to all or any portion of the warrants. In the event Inland does not timely exercise the Option pursuant to this Agreement and Smith has timely delivered written notice to Inland of his exercise of the Warrant Certificate, Smith shall be required to deliver the full amount of the exercise price for the full amount of the warrants exercised under the Warrant Certificate in good funds to Inland by the close of business on the fourth (4th) business day following the Option Exercise Date, whereupon Inland shall cause to be issued and delivered to Smith a certificate representing the full amount of the shares of Common Stock purchased by Smith upon exercise of the Warrant Certificate.

     5. Securities Laws. Smith acknowledges and agrees that the stock certificates representing the shares of Common Stock to be issued by Inland to Smith under Section 3 or Section 4, as applicable, shall have a legend printed thereon, satisfactory to Inland , reflecting that the shares represented by such certificate may not be transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
Further, Smith represents to Inland that Smith has such knowledge and experience in financial and business matters as enables Smith to evaluate the merits and risks of an investment in the shares of Common Stock of Inland which may be acquired hereunder, that Smith is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and that Smith is acquiring such shares for Smith's own account and not with the view to resell or redistribution thereof in violation of the Securities Act or applicable state securities laws.

     6.   Miscellaneous Provisions.

          (a) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile transmission or hand delivery or, upon receipt, if mailed by certified mail, return receipt requested:

               (i)  If to Smith:

                    Randall D. Smith
                    c/o Smith Management Company
                    885 Third Avenue, 34th Floor
                    New York, New York 10022
                    Fax: (212) 751-9502

               (ii) If to Inland:

                    Inland Resources Inc.
                    Inland Production Company
                    475 17th Street
                    Suite 1500
                    Denver, Colorado 80202
                    Fax: (303) 296-4070
                    Attn: Kyle R. Miller

     Or to such other address or addresses or fax number or numbers as each of the parties may communicate in writing to the other.

          (b) This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

          (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

          (d) This Agreement and the referenced exhibit contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and cannot be amended without the written consent of the parties hereto.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          (f) The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     This Agreement is entered into effective as of the date first above written.






                                   Randall D. Smith




                                   INLAND RESOURCES INC.

                                   By:  _________________________
                                        Kyle R. Miller, President


                                   INLAND PRODUCTION COMPANY


                                   By:  _________________________
                                        Kyle R. Miller, President



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